UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55857	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

2019 Alpha Warrant Amendment & Cashless Exercise

On May 7, 2020, Conversion Labs Inc., a Delaware corporation (the “Company”) agreed to further amend those certain warrants issued to Alpha Capital Anstalt (“Alpha”) on August 15, 2019, as amended on February 25, 2020 (the “2019 Alpha Warrant”). Specifically, pursuant to anti-dilution provisions contained therein, the Company agreed to amend the 2019 Alpha Warrant in order to increase the amount of shares able to be purchased thereunder by an additional 1,657,005 shares of the Company’s common stock or an aggregate of up to 5,444,444 shares (the “Alpha Warrant Shares”). On the same day, Alpha cashlessly exercised the Alpha Warrants in full resulting in the issuance of 1,957,331 shares of the Company’s common stock to Alpha. Upon Alpha’s cashless exercise the 2019 Alpha Warrants are no longer in force or effect and no additional issuances will be due or owing.

2019 Brio Warrant Amendment & Cashless Exercise

On May 7, 2020, the Company agreed to further amend those certain warrants issued to Brio Master Fund (“Brio”) on August 15, 2019, as amended on February 25, 2020 (the “2019 Brio Warrant”). Specifically, pursuant to anti-dilution provisions therein, the Company agreed to amend the 2019 Brio Warrant in order to increase the amount of shares able to be purchased thereunder by an additional 517,814 shares of the Company’s common stock or an aggregate of up to 1,701,389 shares (the “Brio Warrant Shares”). On the same day, Brio cashlessly exercised the Brio Warrants in full resulting in the issuance of 611,666 shares of the Company’s common stock to Brio. Upon Brio’s cashless exercise the 2019 Brio Warrants are no longer in force or effect and no additional issuances will be due or owing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS INC..

Date: May 8, 2020	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer